SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVE FIT CORP
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7990
(Primary Standard Industrial Classification Code Number)

N/A
(I.R.S. Employer Identification Number)

Lyoner Strasse 14, Frankfurt
Germany 60528
(+49)6996759332
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Corp 95, LLC
2620 Regatta Dr. Suite 102
 Las Vegas, NV 89128
(800) 859-6696
 (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]         Accelerated filer [  ]    Non-accelerated filer [  ] (Do not check if a smaller reporting Company)            Smaller reporting Company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, $0.001 par value	20,000,000	$0.004	$80,000	$10.31

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _______________________, 2014

PRELIMINARY PROSPECTUS

live fit corp

20,000,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.004 PER SHARE

This prospectus relates to the offering (the "Offering") by Live Fit Corp (the "Company", "us", "we", our") of a maximum of 20,000,000 shares (the "Offering") of our common stock at an offering price of $0.004 per share.  There is no minimum for this Offering.  The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days and do not reserve the right to extend the offering.  We will pay all expenses incurred in this Offering.  If all of the shares offered by us are purchased, the gross proceeds to us will be $80,000.  The offering of the 20,000,000 shares is a direct primary offering, which means that our director and officer will use his efforts to sell the common stock and there is no commitment by any person to purchase any shares.  The shares will be offered at a fixed price of $0.004 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering and we have not made any arrangements to put proceeds into an escrow account. Proceeds from the sale of the shares will be used to fund our business development. The offering date is the date by which this registration statement becomes effective. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$20,000	$40,000	$60,000	$80,000
Less Offering Expenses	$17,500	$17,500	$17,500	$17,500
Net Offering Proceeds	2,500	$22,500	$42,500	$62,500

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 12 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.004 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and are not limited to any region or country.  We plan on operating online with an initial base of operations in Germany.  Our auditors have expressed substantial doubt about our ability to operate as a going concern.   We are an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.  An emerging growth company could be capable of taking advantage of several exceptions. See page 7 for a discussion of these exceptions. We are also classified as a shell company in accordance with Rule 405 of the Securities Act.

DEALER PROSPECTUS DELIVERY OBLIGATION
Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION
This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "Live Fit" refer to Live Fit Corp

Live Fit Corp is a development stage company incorporated in the State of Nevada on December 13, 2013 with a fiscal year ending April 30.  We intend to develop and market online personal training through our website: www.livefittime.com. Once our business is fully developed, our website will allow our clients to hire personal trainers who will oversee their training, nutrition and overall health lifestyle.  We anticipate that the core of the website will be a teleconferencing tool which will allow trainers to remotely view and communicate with their clients.

Our office is located at Lyoner Strasse 14, Frankfurt, Germany 60528 and our telephone number is +496996759332. Our registered statutory office is located at 2620 Regatta Dr. Suite 102, Las Vegas, NV, 89128. We do not own any property.

We estimate that the sale of 100% of the shares offered herein would allow us to implement our business plan and provide sufficient proof of concept to expand our operations.  Selling at least 75% of the offered shares herein would allow us to keep our status current with the SEC and implement our Plan of Operations, though with some compromises. We estimate that the sale of at least 50% of the shares offered herein would allow us to keep our status current with the SEC but we would likely need more funds to implement our Plan of Operations. If we sell less than 25% of the shares offered herein, we would need more funds to implement our Plan of Operations and maintain our reporting obligations. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$20,000	$40,000	$60,000	$80,000
Less Offering Expenses	$17,500	$17,500	$17,500	$17,500
Net Offering Proceeds	2,500	$22,500	$42,500	$62,500

Our company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $17,500 and expenses to maintain our reporting status for 12 months after effective date, estimated at a fixed cost of $20,000). For full disclosure; see our Use of Proceeds table further in this prospectus.

Our sole officer and director owns 100% of the outstanding shares and will own 38.5% after this offering is completed, if all the offered shares are sold.

Being an Emerging Growth Company
We are an emerging growth company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.
An issuer remains an emerging growth company until the earliest of:
a.	The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;
b.	The last day of the fiscal year following the fifth anniversary of its initial public offering date;
c.	The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
d.	The date on which it is deemed to be a "large accelerated filer", as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

•
Exemption under Sections 14(a) and (b) of the Securities Exchange Act of 1934, which would reduce the regulatory requirements relating to the disclosures, reports and communications that are typically associated with the process of public registration and permit the engagement in certain communications with potential investors who are qualified institutional buyers or institutions that are accredited investors. Pursuant to Section 105(c) of the JOBS Act, Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

•
Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the "say-on-pay", "say-on-pay frequency" and "say-on-golden parachute" requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

•
Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

•
CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

•
Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

•
Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management's Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an "issuer", as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

•
Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer's registered public accounting firm. Currently, this requirement is only applicable to "accelerated filers" and "large accelerated filers" as defined in Rule 12b-2 promulgated under the Exchange Act.

•
PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor's report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.
Solicitation of proxies in violation of rules and regulations. It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.	Giving or refraining from giving proxy in respect of any security carried for account of customer

1.    It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2.    With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

All the exemptions described above could be available to us, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

We are a smaller reporting company. Regardless of whether also qualified as an "emerging growth company" or not, "smaller reporting companies" are exempt from complying with various regulations that the SEC determines would be unduly burdensome or costly for these companies. These include, among others, the costly auditor attestation of internal controls under Sarbanes-Oxley Rule 404(b), the lengthy and often complex Compensation Discussion and Analysis (CD&A) disclosure for proxy statements. The Company as a registered SEC Company does not think it is exempt from  the recent Dodd-Frank "say-on-pay/frequency" legislation requiring shareholders to vote on senior executives compensation required, it is the Companies intention to comply with the "say-on-pay" shareholder vote requirements as well the shareholder vote on frequency requirements.

We have not and will not communicate with potential investors that are qualified institutional buyers or institutional accredited investors in reliance on Section 5(d) of the Securities Act. There are no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act.  No broker or dealer is participating and no broker or dealer will participate in the Company's offering.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and is not limited to any region or country.

We believe that this offering is not subjected to Rule 419 of Regulation C because:
a.	we are a development stage company that has a specific business plan and purpose; and
b.
has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our president has been involved. There are no affiliates to the Company at this time and no one is assisting the president in this offering.

SUMMARY OF THE OFFERING
As of June 30, 2014, we have 12,500,000 shares of common stock issued and outstanding and are registering additional 20,000,000 shares of common stock for offering to the public. We will attempt to sell all of the offered shares of common stock after this registration becomes effective. The price at which we are offering these shares is fixed at $0.004 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

The net proceeds to us from the sale of up to 20,000,000 shares offered at a public offering price of $0.004 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $17,500, $10,000 for legal, $5,000 for accounting and $2,500 for transfer agent and Edgar fees. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	5,000,000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$20,000	$40,000	$60,000	$80,000
Less Offering Expenses	$17,500	$17,500	$17,500	$17,500
Net Offering Proceeds	2,500	$22,500	$42,500	$62,500

Securities being offered by the Company	20,000,000 shares of common stock, $0.001 par value per share
Offering price per share	$0.004
Common Stock Outstanding before Offering	12,500,000 common shares
Common Stock Outstanding after Offering	32,500,000 common shares (if all shares sold)
Minimum number of shares to be sold in this Offering	None
Market for the common shares
There is no public market for the common shares. The price per share is $0.004.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board ("OTCBB"). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds
We will receive all proceeds from the sale of the common stock. If all 20,000,000 common shares being offered are sold, the total gross proceeds to us would be $80,000. We intend to use the proceeds from this offering to maintain our reporting obligations with the SEC and implement our business plan. Detailed disclosure can be found in the section titled "Use of Proceeds".

Termination of the offering	The offering will conclude at the earlier of the sale of all shares or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.
Terms of the offering	Our president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

SUMMARY OF FINANCIAL INFORMATION
The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet:	As of April 30, 2014
Total Assets:	$19,800
Total Liabilities:	-
Accumulated Deficit:	5,200

Operating Data:	December 13, 2013 (inception) through April 30, 2014
Revenue:	-
Net Loss:	5,200
Net Loss Per Share:	0.00

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since its inception. We have also had no operations and have been issued a "going concern" opinion from their auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A GOING CONCERN

In their audit report dated June 4, 2014; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance us any additional capital, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because we have been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE GROWTH, OUR OPERATIONS COULD BE ADVERSELY AFFECTED

Our progress is expected to require the utilization of our management, financial and other resources, which to date has occurred with limited working capital and partial devotion from our management (currently, about 10 hours per week). Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

We expect to start generating revenue only after successfully completing all the steps described in our Plan of Operations, considering that we can find and close a deal with a possible client. Our Plan of Operations is expected to be completed after a 12 month period starting upon the termination of this offering, granted that we have raised enough funds to do so.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company's shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.004 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.004. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY'S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

Our sole officer and director, Mr. Piesiecki, owns 100% of the outstanding shares and will own 38.5% after this offering is completed. As a result, he may have control of the company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company's affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse his discretion in executing the company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company's management.

Risks Related to Investing in Our Company

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our services. To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the market of our product; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE REQUIRE ADDITIONAL FUNDING IN THE APPROXIMATE AMOUNT OF $120,000 TO EXPAND OUR OPERATIONS, AS PLANNED, OVER THE NEXT 12 MONTHS.  IF WE DO NOT SECURE THIS FUNDING, WE MAY NOT BE ABLE TO DEVELOP OUR BUSINESS AND DISTRIBUTE OUR PRODUCT, WHICH WILL PREVENT US FROM GENERATING REVENUES AND ACHIEVING PROFITABILITY.

We anticipate that we will require approximately $120,000 over the next 12 months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will further develop our website and enter into agreements with a number of personal trainers. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all.
Even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $52,500 in order to carry out our anticipated business operations for the next 12 months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next 12 months.
If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.
IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to Our Securities

BECAUSE WE ARE CLASSIFIED AS A SHELL COMPANY, INVESTORS MAY NOT RELY UPON EXEMPTIONS FROM REGISTRATION PROVIDED BY RULE 144 UNLESS AND UNTIL CERTAIN RESTRICTIONS ARE COMPLIED WITH

Rule 144 provides a safe harbor for the public resale of restricted and control securities if a number of conditions are met.  Restricted securities are securities acquired in unregistered, private sales from the issuing company or from an affiliate of the issuer. Control securities are those held by an affiliate of the issuing company. Because Registrant is a shell company as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, investors may not rely upon Rule 144 to sell their shares unless and until: Registrant has ceased being a shell company; Registrant is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; Registrant has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months;  Registrant has filed current "Form 10 information" with the SEC reflecting Registrant's status as an entity that is no longer a shell company; and one year has elapsed from the date that the Registrant filed "Form 10 information".

IF OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR TRADED AND A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, SHORT SELLING COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Risks Associated with Management and Control Persons

BECAUSE OUR MANAGEMENT HAS ONLY AGREED TO PROVIDE THEIR SERVICES ON A PART-TIME BASIS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Pawel Piesiecki, our sole officer and director, currently devotes approximately 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Piesiecki, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, he is prepared to devote more time to our operations, however, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

Due to the specified nature of our business, recruiting and retaining certain key personnel and personal trainers is essential to the development and operation of our business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.
Our president holds 12,500,000 shares of our common stock. In the event the conditions of Rule 144 are met (see Plan of Distribution), sales of a substantial number of shares of common stock, including the sale of shares held by our President, in any public market after the closing of this offering would likely cause the market price of our common stock to decline.

Risks Related to the Company's Market and Strategy

OUR BUSINESS MODEL IS NOT PROVEN AND OUR SERVICES MAY NOT BE ATTRACTIVE TO CONSUMERS

The concept of personal training is strongly established with medium and high end health clubs and provides them with significant revenue.  However, our business concept revolves around a personal trainer working with a client remotely, without the aid of facilities provided by a health club.  Though we believe that this is an attractive alternative for clients who are not able to make it to a health club, are travelling, or simply find it inconvenient to leave their home to work out, this business model is not yet established in the industry and we will have to convince our customers that remote personal training can be an effective way to maintain a healthy lifestyle.

We believe that we will be successful in marketing our services, but there can be no assurance that we will be able to attract sufficient consumers to achieve profitability or even generate anything but minimal revenues.  If our services are not accepted by consumers, we will fail.

WE WILL RELY ON THIRD PARTY TELECONFERENCING SYSTEMS AND THERE CAN BE NO ASSURANCE THAT SUCH SYSTEMS WILL PERFORM EFFECTIVELY AND CONSISTENTLY.  IF WE ARE NOT ABLE TO FIND A CONSISTENT THIRD PARTY TELECONFERENCING SYSTEM, WE MAY NOT BE ABLE TO SECURE LONG TERM CUSTOMERS AND OUR REVENUES WILL SUFFER.

We could incur significant expenses, lost revenue, and reputational harm if we fail to detect or effectively address such issues of communication between the personal trainer and the client.
Our stand-alone software products also may experience quality or reliability problems. The software we license or develop may contain bugs and other defects that interfere with its intended operation. Any defects we do not detect and fix could result in reduced sales and revenue, damage to our reputation, repair or remediation costs, or legal liability. If our customers face continuing difficulties with communicating with their personal trainers, they may discontinue using our service and we will not be able to generate revenues.

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on December 13, 2013 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company's planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar product, the entry of new competitors into the online fitness industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the fitness industry and general economic conditions. Accordingly, our future revenue and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective clients. However, our services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The company expects to experience growth for the foreseeable future, after we raise enough funds to start the implementation of our Plan of Operations. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company's financial condition or the results of its operations.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

BECAUSE THE INDUSTRY IS DEPENDENT UPON GENERAL ECONOMIC CONDITIONS AND UNCERTAINTIES, FUTURE DEVELOPMENTS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

The amount of money people spend on health and fitness is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

USE OF PROCEEDS
Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.004. The following table sets forth the uses of proceeds assuming the sale of 25% ($20,000), 50% ($40,000), 75% ($60,000) and 100% ($80,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.
	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000	$80,000
	==========	=========	==========	==========

NET PROCEEDS FROM THIS OFFERING	$2,500	$22,500	$42,500	$62,500

Website Development	$-	$2,500	$7,500	$7,500

Marketing	$-	$-	$15,000	$25,000

Recruitment Costs	$-	$-	$-	$10,000

General and Administrative*	$2,500	$20,000	$20,000	$20,000

*This includes reporting expenses for the year (including legal, audit, EDGAR services).  Increases in costs can be attributed to an increase in reporting complexity due to expanding operations.

The actual costs may differ from the above values, because those were estimated by the Company. For the expected time for completion of the steps above, see Plan of Operation.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company's sole officer and Director, Mr. Piesiecki.  The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to ensure maintenance of reporting status for the next 12 months.

If we cannot raise enough funds to start our Plan of Operations, we would need to seek capital from other resources such as debt financing in order to develop our products.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.004 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on December 13, 2013. The Company's sole officer and director paid $0.002 per share, a difference of $0.002 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment:

Percent of Shares Sold	25%	50%	75%	100%
Number of shares sold	5,000,000	10,000,000	15,000,000	20,000,000
Anticipated net offering proceeds	$2,500	$22,500	$42,500	$62,500
Total shares issued and outstanding post offering	17,500,000	22,500,000	27,500,000	32,500,000
Offering price per share	$0.0040	$0.0040	$0.0040	$0.0040
Pre-offering net tangible book value/share	$0.0016	$0.0016	$0.0016	$0.0016
Post offering net tangible book value/share	$0.0013	$0.0019	$0.0023	$0.0025
Increase (Decrease) in net tangible book value per share after offering	$(0.0003)	$0.0003	$0.0007	$0.0009
Dilution per share to new shareholders	$0.0027	$0.0021	$0.0017	$0.0015
New shareholders percentage of ownership after offering	14.3%	44.4%	54.5%	61.5%
Existing stockholder percentage of ownership after offering	85.7%	55.6%	45.5%	38.5%

PLAN OF DISTRIBUTION

We are offering common stock for sale. If we are unable to sell our stock and raise money, we will not be able to implement our business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by us. All of these shares will be offered to business associates, friends, and family of our sole director and officer, Mr. Piesiecki, as well as the general public in all jurisdictions that its prospectus is valid in and will not be limited to any region or country.

Our common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

12,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 20,000,000 shares of its common stock for possible sale at the price of $0.004 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will receive all proceeds from the sale of the shares. The price per share is fixed at $0.004. Prior to being quoted on the OTCBB, we company may sell our shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB).  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company must be made at the fixed price of $0.004 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 20,000,000 shares, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  We will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten ("best-efforts") offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

1.    Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.    Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.    Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and
4.    Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Holders of Our Common Stock

As of the date of this prospectus, we have no shareholders, other than our sole officer and Director, Mr. Piesiecki. There are no other affiliates to the Company and Mr. Piesiecki will not purchase any of the shares offered herein.

Currently, we have one (1) holder of record of our common stock, Mr. Piesiecki. Mr. Piesiecki owns 12,500,000 shares that would be subject to the resale restrictions of Rule 144. Under Rule 144(k), once Mr, Piesiecki is no longer affiliate of the Company (as long as the holder has not been an affiliate during the three months prior to the sale) and has held the restricted securities for more than six months; Mr. Piesiecki could freely sell such securities without compliance. Affiliates, however, are not eligible to use Rule 144(k) and therefore must always comply with the applicable Rule 144 conditions for resale of their securities. Rule 144 is available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an issuer that has been at any time previously a reporting or non-reporting shell company.

Rule 144 Shares

Our securities may only be sold pursuant to an effective registration statement, or a valid exemption from registration.  Rule 144 under the Securities Act of 1933 creates a safe harbor for the sale of securities under the exemption set forth in Section 4(1) of the Securities Act.

However, we are a "Shell Company" as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, and Rule 144 is not available to securities of Shell companies.  Furthermore, Rule 144 is only available to securities of former shell companies after certain conditions have been met.  A Shell Company is a registrant, other than an asset-backed issuer, that has: no or nominal operations; and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

Because we are classified as a Shell Company, the exemptions from registration provided by Rule 144 are not available to investors in this offering unless and until we have complied with all of the following requirements:
(1) We cease being a shell company;
(2) We are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;
(3) We have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or shorter period that we were required to file such reports and materials), other than Form 8-K reports;
(4) We have filed current Form 10 information with the SEC reflecting our status as an entity that is no longer a shell company; and
(5) One year has elapsed from the date that we filed Form 10 information with the SEC.

Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.
DESCRIPTION OF SECURITIES

We have 12,500,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 130,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of our company stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming all of the shares offered by this prospectus are sold, our sole officer and director will own approximately 40% of our outstanding shares.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock with a par value of $0.001. As of June 30, 2014 there were no preferred shares issued and outstanding.  Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Stockholders' rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, we will act as our own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  The financial statements included in this prospectus and the registration statement have been audited by DKM Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Brunson Chandler & Jones, PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS
Business Development

We intend to develop and market online personal training through our website: www.livefittime.com. Once our business is fully developed, our website (www.livefittime.com) will allow our clients to hire personal trainers who will oversee their training, nutrition and overall health lifestyle.  We anticipate that the core of the website will be a teleconferencing tool which will allow trainers to remotely view and communicate with their clients.

To this date, we have incorporated our company, completely administrative tasks related to the start up of a new business venture, drafted our business plan, reserved a domain name and engaged a website development company to begin the foundation of our website. Our website is not yet operational and we have not contracted with any fitness instructors to provide services through our site.  To this date, we have not generated any revenues.  Once our website is developed to the point where we can engage our client base, we plan on entering into agreements with personal trainers, dieticians and other fitness professionals who will provide services to clients through our site.

Our office is located at Lyoner Strasse 14, Frankfurt, Germany 60528 and our telephone number is +496996759332. Our registered statutory office is located at 2620 Regatta Dr. Suite 102, Las Vegas, NV, 89128. We do not own any property.

Products and Services

If we are able to raise the required funds to fully develop our website, we plan on providing a number of services centered around improving fitness and overall health of our clients.

Personal Training

We anticipate that the core of our services will be based upon one-on-one personal training with the aid of teleconferencing tools.  This will allow real time instruction, motivation and interaction between the client and the trainer.  The training sessions would take place at a customer's home where most exercises could be done with no purpose built fitness equipment.  Current services such as Skype may be used initially, but we hope to develop or license software which will allow us to imbed the teleconferencing service directly into our website. We hope to offer this service at a discount to regular personal training which can range from $50 to $100 per hour.  We hope to offer these services at prices of $25 to $50 per hour, depending on the skills, experience and popularity of trainers available on our service.  We will then keep a portion of the hourly fee from the trainers as our fee.

Meal Plans

As part of the focus on overall fitness, our website will provide nutritional services through registered nutritionists.  Clients will be able to set up for nutritional information, analysis and even entire meal plans supported by recipes.  The fees for nutritional services will depend on the nature of the service, but again we plan to collect a percentage based fee on all charges levied by the nutrition experts.  We plan on implementing these services only after our core personal training tools are fully developed and available to clients.

Equipment Sales

We believe that excellent fitness can be achieved at home with only the most basic of equipment.  However, there are certain advanced exercises which may be more effective with the addition of purpose built fitness equipment.  Upon the completion of both the personal training and the nutritional services parts of our website, we plan on developing an online store with fitness equipment specifically intended for home application.  These items will likely include pieces such as pull up bars, skipping ropes, resistance bands, weights, yoga mats and suspension training equipment such as TRX.

Industry and Market
The global fitness and health club industry generates more than 75 billion U.S. dollars in revenue according to the 2013 IHRSA Global Report, which deals with the state of the health club industry.
In its 2014 report, EuropeActive, formerly known as the European Health & Fitness Association, in cooperation with Deloitte, stated that fitness penetration in European countries increased in 2013, resulting in a total of 46 million members in health and fitness clubs.
Development is strongly driven by the growing low-cost operators, like Basic-Fit, Fit For Free, or Pure Gym, which are expanding their concept of affordable fitness. The most successful player in the discount segment also leads the overall membership ranking: 1.2 million people exercise in the almost 200 clubs of Germany-based operator McFit and pay EUR 19.90 per month for their memberships.
Our services are geared towards the cost conscious market of fitness consumers.  Through the use of our services we believe that consumers will have access to world class training regiments without the need to spend large amounts on a gym and personal training.
Competition
We face competition from both brick and mortar gyms as well as online providers of fitness services.  Brick and mortar gyms provide a more personal immediate service which allows clients to use a variety of advanced equipment and online fitness services do provide many of the services which we are planning on installing onto our site.  However, brick and mortar gyms, along with personal training sessions, can be very expensive, and online fitness companies do not provide real time analysis and motivation for clients.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:
•introduce customers to our product;
•engage personal trainers;
•develop a comprehensive marketing system; and
•increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Government Regulation

We do not currently need any government approvals to carry out our business as specified above.

Intellectual Property

We do not currently hold any intellectual property rights aside from our website: www.livefittime.com.  When we develop or acquire any intellectual property we intend to, subject to legal advice, to apply for trademark protection and copyright protection of our future intellectual property and products in the United States and Europe.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Employees and Employment Agreements

As the date of this prospectus, we have no permanent staff other than our sole officer and director, Mr. Pawel Piesiecki, who is our President and CEO. Mr. Piesiecki is employed elsewhere and has the flexibility to work on our company up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. Management does not plan to hire additional employees at this time.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS
We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Results of Operations – Period from December 13, 2013 to April 30, 2014

We have not earned any revenues from inception through April 30, 2014
December 13, 2013 (inception) to April 30, 2014
Revenues	$-
Expenses	$5,200
Net Loss	$5,200

We incurred a net loss in the amount of $5,200 for the period since December 13, 2013 (inception) to April 30, 2014.
Our operating expenses incurred for the period since December 13, 2013 (inception) to April 30, 2014 included $5,200 in professional fees.
Liquidity and Capital Resources – Period from December 13, 2013 to April 30, 2014
Working Capital
April 30, 2014
Current Assets	$19,800
Current Liabilities	$-
Working Capital	$19,800

Cash Flow
Net Cash Provided by (Used in) Operating Activities	$(6,325)
Net Cash Provided by (Used In) Investing Activities	$-
Net Cash Provided by Financing Activities	$25,000
Net Increase (Decrease) In Cash During The Period	$18,675

As of April 30, 2014, we had working capital of $19,800 and $19,800 in current assets.  We used a total of $6,325 on operating activities raised $25,000 through financing activities as a purchase of shares by our sole director and officer.
Purchase or Sale of Equipment
We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Plan of Operations
Our business objectives for the next 12 months (beginning upon completion of this Offering), provided the necessary funding is available, are to generally expand upon our business, with a focus on the development of our website, advertising of our services and potential recruitment of personal trainers on an exclusive basis for our company.

We believe that we will be able to generate revenue once we fully develop our website and attract consumers to buy our personal training packages.   However, even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $52,000 in order to carry out our anticipated business operations for the next 12 months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next 12 months.
The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering.  The expenditures are categorized by significant area of activity.
Legal and Accounting	$25,000
Marketing	$60,000
Recruitment Costs	$20,000
Website Development	$7,500
General and Administrative	$7,500

Total	$120,000

In order to fully carry out our business plan, we need total financing of approximately $120,000 for the next 12 months. In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders' loans. We do not presently have sufficient financing to undertake our planned business activities. Issuances of additional shares will result in dilution to our existing shareholders.
We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.
Critical Accounting Policies

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $18,675 in cash and cash equivalents as of April 30, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended April 30, 2014.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of April 30, 2014.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

LIVE FIT CORP

(A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

For the Period of December 31, 2013 (Date of Inception) to April 30, 2014:

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Live Fit Corporation

We have audited the accompanying balance sheet of Live Fit Corporation as of April 30, 2014, and the related statement of operation, stockholders' deficiency, and cash flows from Inception (December 31, 2013) through April 30, 2014.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Live Fit Corporation as from Inception (December 31, 2013) through April 30, 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants
Clearwater, Florida
June 4, 2014

LIVE FIT CORP
(A Development Stage Company)
Balance Sheet

April 30,
2014

ASSETS
Current Assets
Cash	$18,675
Prepaid expenses	1,125
Total current assets	19,800

Total Assets	$19,800

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$-
Total current liabilities	-

Total Liabilities	-

Stockholders' Equity
Preferred stock,$0.001 par value; 20,000,000 shares authorized;
0 shares issued and outstanding	-
Common stock, $0.001 par value; 130,000,000 shares authorized;
25,000,000 issued and outstanding	12,500
Additional paid-in capital	12,500
Deficit accumulated during the development stage	(5,200)
Total stockholders' equity	19,800

Total Liabilities and Stockholders' Equity	$19,800

The accompanying notes are an integral part of these audited financial statements.

LIVE FIT CORP
(A Development Stage Company)
Statement of Operations

December 13, 2013
(Inception) Through
April 30, 2014

Revenue	$-

Operating Expenses
Selling, general and administrative	-
Professional fees	5,200
Total Operating Expenses	5,200

Loss from Operations	(5,200)

Provision for income taxes	-

Net Loss	$(5,200)

Basic and diluted net loss per common share	$(0.00)

Basic and diluted weighted-average common shares outstanding	2,169,421

The accompanying notes are an integral part of these audited financial statements.

LIVE FIT CORP
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period of Inception (December 13, 2013) to April 30, 2014

				Deficit
				Acummulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Number of shares	Amount	Capital	Stage	Equity

Balance - December 13, 2013 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.002 per share	12,500,000	12,500	12,500	-	25,000

Net loss	-	-	-	(5,200)	(5,200)
Balances - April 30, 2014	12,500,000	$12,500	$12,500	$(5,200)	$19,800

The accompanying notes are an integral part of these audited financial statements.

LIVE FIT CORP
(A Development Stage Company)
Satement of Cash Flows

December 13, 2013
(Inception) Through
April 30, 2014

Cash flows from operating activities:
Net income (loss)	$(5,200)
Adjustments to reconcile net income (loss) to net
cash provided (used) in operating activities:
Changes in assets and liabilities:
Prepaid expenses	(1,125)
Net cash provided by (used in) operating activities	(6,325)

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flows from financing activities:
Proceeds from issuance of common stock	25,000
Net cash provided by financing activities	25,000

Net increase in cash and cash equivalents	18,675
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$18,675

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-

The accompanying notes are an integral part of these audited financial statements.

LIVE FIT CORP
(A Development Stage Company)
Notes to the Audited Financial Statements
From December 13, 2013 (Inception) through April 30, 2014

NOTE 1 -                          ORGANIZATION AND DESCRIPTION OF BUSINESS

LIVE FIT CORP (the "Company") is a Nevada corporation incorporated on December 13, 2013.  It is based in Warsaw, Poland.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is April 30.

The Company is a development stage company that intends to offer both personal and group training sessions online.   To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 -                          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $18,675 in cash and cash equivalents as of April 30, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended April 30, 2014.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of April 30, 2014.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -                          GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of April 30, 2014, the Company has a net loss from operations of $5,200, an accumulated deficit of $5,200 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending April 30, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 20,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of April 30, 2014.

Common Shares

The Company has authorized 130,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (December 13, 2013) to April 30, 2014, the company has issued a total of 12,500,000 common shares for $25,000 cash, as follows:

•	On April 10, 2014, the Company issued 12,500,000 shares to an officer and director for $25,000 cash.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -                          PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:
April 30, 2014
Income tax expense at statutory rate	$(1,768)
Change in valuation allowance	1,768
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

April 30, 2014
NOL Carryover	$1,768
Valuation allowance	(1,768)
Net deferred tax asset	$-

Net operating loss carry forwards of $5,200 begin to expire in 2033. The Internal Revenue Service may audit tax returns for six years from their respective filing date.

NOTE 6 -                          SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE
There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole officer and director.  Our Audit Committee does not have a charter.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)

Pawel Piesiecki	26	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Since 2012 Mr. Piesiecki has been employed as a senior personal trainer at Holmes Place, Warsaw's premier health club.  From 2010 to 2012 Mr. Piesiecki spent time in Australia, training and playing soccer, as well as various work in construction and property development.  From 2007 to 2010 Mr. Piesiecki was the customer service manager for Setu, a residential construction company.

In 2012 Mr. Piesiecki completed a diploma is personal training from the Polish Academy of Sport in Warsaw.  From 2007 to 2010 Mr. Piesiecki attended the Senior Kinesiology and Physical Fitness School in Bialystok, Poland. Between 2008 and 2011 Mr. Piesiecki played soccer for a number of teams in Poland, including as a youth player for Jagiellonia Bialystok, a team playing in the top Polish league.

Mr. Piesiecki was appointed to our board of directors due to his experience and knowledge of the personal fitness industry.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between Mr. Piesiecki, other business interests, and his involvement in our company.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (December 13, 2013) through April 30, 2014.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pawel Piesiecki President	2014	0	0	0	0	0	0	0	0

We did not pay any salaries in fiscal 2014. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Pawel Piesiecki	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our Board of Directors has not adopted a stock option plan. We have no plans to adopt one at the moment, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (December 13, 2013) through April 30, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pawel Piesiecki	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The address of listed individuals is that of our company unless otherwise noted.  The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Pawel Piesiecki,	12,500,000	100%	38.5%	45.5%	55.6%	71.4%

	All Officers and Directors as a Group (1 person)	12,500,000	100%	38.5%	45.5%	55.6%	71.4%

[1] The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Piesiecki is the only "promoter" of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company's director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 10, 2014, we issued a total of 12,500,000 shares of common stock to Mr. Pawel Piesiecki, our sole officer and director, for total cash consideration of $25,000. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	10,000
Transfer Agent and Edgar	750
Accounting	5,000
Total	17,500

All amounts are estimates other than the Commission's registration fee. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next 12 months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Chapter 78 of the Nevada Revised Statutes (the "NRS").

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

"Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)        his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)        his breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

Section 78.5702 of the NRS provides as follows:

 1.         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)        is not liable pursuant to NRS 78.138; or

(b)        acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee  or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)        is not liable pursuant to NRS 78.138; or

(b)        acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

RECENT SALES OF UNREGISTERED SECURITIES

During the current year, we have sold the following securities which were sold in reliance on the exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have issued 12,500,000 common shares to our sole officer and director for total consideration of $25,000, or $0.002 per share. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by a non-US person.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation of Registrant, filed on December 13, 2013
3(ii)	By-laws of Registrant
5	Opinion and consent of Legal Counsel
10	Website Development Agreement
23(i)	Consent of independent public accountant
23(ii)	Consent of Legal Counsel*

*Contained in Exhibit 5

UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Frankfurt, Germany, on this 8th day of July, 2014.
Live Fit Corp
/s/ Pawel Piesiecki
Pawel Piesiecki
President and Director
Principal Executive Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
/s/ Pawel Piesiecki
Pawel Piesiecki
President and Director
Principal Executive Officer
Principal Accounting Officer

July 8, 2014